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                                                                  EXHIBIT 3.1

                           CERTIFICATE OF FORMATION
                                  OF CALAIR,
                                    L.L.C.


         This Certificate of Formation, dated March 30, 1998, has been duly executed and is filed pursuant to section 18-201 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

         1.      NAME.  The name of the Company is Calair L.L.C.

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by section 18-104 of the Act is:

                 The Corporation Trust Company
                 Corporation Trust Center
                 1209 Orange Street
                 Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by section 18-104 of the Act are:

                 The Corporation Trust Company
                 Corporation Trust Center
                 1209 Orange Street
                 Wilmington, Delaware  19801.

         3. DISSOLUTION. The latest date on which the Company is to dissolve is December 31, 2050.

         EXECUTED as of the date written first above.

                                      CALFINCO INC.
                                      Sole Member

                                      By: /s/ JEFFREY J. MISNER
                                         -----------------------------------
                                          Jeffrey J. Misner
                                          Vice President-Treasury Operations
                                          Authorized Person